UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported):  April 25, 2015

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices (zip code))

(414) 342-4680
(Registrant’s telephone number, including area code)

Not Applicable
(Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On April 30, 2015, Harley-Davidson Motor Company, Inc. (“HDMC”), a wholly-owned subsidiary of Harley-Davidson, Inc. (the “Company”), and Harley-Davidson Canada, L.P., a newly formed subsidiary of the Company (“H-D Canada”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Fred Deeley Imports, Ltd. (“Deeley Imports”) and certain of its affiliates involving, among other things, H-D Canada’s acquisition of the benefit of the exclusive right to distribute the Company’s motorcycles and other products in Canada (the “Transaction”).  The consummation of the Transaction (the “Closing”) is expected to occur on or about August 4, 2015, subject to satisfaction or waiver of customary closing conditions.

Pursuant to the Purchase Agreement, upon the Closing, H-D Canada will acquire the benefit of the exclusive right to distribute the Company’s motorcycles and other products in Canada under the Distributorship Agreement, dated as of February 20, 2008, between HDMC and Deeley Imports (the “Distribution Agreement”) from the date of the Closing to July 31, 2017.  The Distribution Agreement will be terminated immediately after the Closing with the effect that H-D Canada will be the distributor of the Company’s motorcycles and other products in Canada following the Closing.  In exchange, at the Closing, H-D Canada will pay $50 million to Deeley Imports.  In addition, at the Closing, (i) H-D Canada will purchase certain inventory and accounts receivable from Deeley Imports, net of related amounts due, for approximately $15 million, (ii) H-D Canada will assume certain specified liabilities of Deeley Imports, and (iii) H-D Canada will indemnify Deeley Imports for certain expenses and liabilities, including employee severance costs.  All amounts are in U.S. dollars.

The Purchase Agreement also contemplates that HDMC and H-D Canada will enter into certain other agreements and documents at the Closing, including, but not limited to, a non-competition agreement with each of Deeley Imports, Donald James, who is an equity owner of Deeley Imports and a member of the Board of Directors of the Company, and another equity owner of Deeley Imports.  In the Purchase Agreement, Deeley Imports makes certain commitments regarding the operation of its business prior to the Closing, and failure to perform can directly impact the purchase price.

If the Closing occurs, as the direct distributor in Canada through H-D Canada, the Company expects to record higher revenues based on dealer wholesale pricing and higher operating costs associated with the distributor operations.  Assuming the Closing occurs as is currently contemplated on or about August 4, 2015, the Company estimates the financial impact of the Transaction and the new direct distribution model to be dilutive to 2015 earnings per share by $0.04, due to upfront transition costs.  The Company expects the impact of the direct distribution model to be accretive to earnings per share beginning in 2016 and beyond.  The potential financial impact of the Transaction and the potential new direct distribution model in Canada was not reflected in the guidance that the Company provided on April 21, 2015.

The Company will file the Purchase Agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 28, 2015.

The Company issued a press release on April 30, 2015 regarding the Transaction.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

The Company intends that certain matters discussed in this Current Report on Form 8-K are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company "believes," "anticipates," "expects," "plans," or "estimates" or words of similar meaning. Similarly, statements that describe future plans, objectives, outlooks, targets, guidance or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this release. Certain of such risks and uncertainties are described below. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this Current Report on Form 8-K are only made as of the date of this filing, and the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.  The Company's ability to meet the targets and expectations noted depends upon, among other factors (i) the Company’s ability to consummate the Transaction and complete the transition to the new direct distribution model in Canada on the timing and for the costs currently contemplated, (ii) the Company’s ability to execute its business strategy, (iii) the absence of changes in  foreign currency exchange rates from underlying assumptions, and (iv) the Company’s ability to develop and implement sales and marketing plans that retain existing retail customers and attract new retail customers in an increasingly competitive marketplace.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The 2015 annual meeting of the shareholders (the “Annual Meeting”) of the Company was held April 25, 2015.  At the Annual Meeting, the shareholders approved an amendment to the Restated Articles of Incorporation of the Company that allows for a majority voting standard in uncontested elections of directors (the “Articles Amendment”) and is more fully described in the Company’s definitive proxy statement filed March 16, 2015 with the Securities and Exchange Commission in connection with the Annual Meeting (the “Proxy Statement”).  The Company filed Articles of Amendment relating to the Articles Amendment with the Wisconsin Department of Financial Institutions effective as of April 27, 2015.

As described in the Proxy Statement, the Board of Directors of the Company (the “Board”) adopted an amendment to Section 2.08 of the By-laws of the Company (the “By-laws Amendment”) to provide for a majority voting standard applicable to elections of directors. The effectiveness of the By-laws amendment was subject to shareholder approval of the Articles Amendment.

Pursuant to the By-laws Amendment, for an individual to be elected to the Board in an uncontested election, as defined, the number of votes cast favoring the individual’s election must exceed 50% of the number of votes cast with respect to the individual’s election.  Abstentions and broker non-votes would not be considered votes cast. In addition to votes against an individual, directions to withhold authority would be considered votes cast and would have the same effect as votes against an individual. In a contested election, a plurality voting standard will continue to apply to the election of directors. An uncontested election is generally defined as any election of directors in which the number of candidates for election as directors does not exceed the number of directors to be elected.

The foregoing descriptions of the Articles Amendment and the By-laws Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Articles Amendment and the By-laws Amendment, copies of which are filed herewith as Exhibit 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, shareholders of the Company elected the following directors for terms expiring in 2016 by the votes indicated:

	Shares Voted in Favor of	Shares Withholding Authority	Broker Non-Votes

R. John Anderson	156,702,573	712,499	23,547,280

Richard I. Beattie	153,798,819	3,616,253	23,547,280

Michael J. Cave	155,244,497	2,170,575	23,547,280

George H. Conrades	154,695,963	2,719,109	23,547,280

Donald A. James	145,549,429	11,865,643	23,547,280

Matthew S. Levatich	155,598,915	1,816,157	23,547,280

Sara L. Levinson	154,765,555	2,649,517	23,547,280

N. Thomas Linebarger	155,800,492	1,614,580	23,547,280

George L. Miles, Jr.	153,363,329	4,051,743	23,547,280

James A. Norling	153,860,001	3,555,071	23,547,280

Jochen Zeitz	156,050,698	1,364,374	23,547,280

The following reflects the voting results for matters other than the election of directors brought for vote at the Annual Meeting:

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Approval of an amendment to the Restated Articles of Incorporation to allow for a majority voting standard for uncontested elections of directors	156,499,581	407,704	507,787	23,547,280

Approval of material terms of performance goals under the Harley-Davidson, Inc. Employee Incentive Plan	152,235,560	4,619,331	560,181	23,547,280

Approval, by advisory vote, of the compensation of the Company’s named executive officers	148,259,927	8,169,820	985,325	23,547,280

Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm	167,997,800	12,410,765	553,787	----

Item 9.01                      Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits. The following exhibits is being filed herewith:

3.1	Articles of Amendment to the Company’s Restated Articles of Incorporation approved April 25, 2015 and effective April 27, 2015.

3.2	Amendment to the Company’s By-laws effective April 27, 2015.

99.1	Press Release of Harley-Davidson, Inc. dated April 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Dated:  April 30, 2015

By:       /s/ Rebecca W. House
Rebecca W. House
Assistant Secretary

Exhibit Index

Exhibit Number	Description

3.1	Articles of Amendment to the Company’s Restated Articles of Incorporation approved April 25, 2015 and effective April 27, 2015.

3.2	Amendment to the Company’s By-laws effective April 27, 2015.

99.1	Press Release of Harley-Davidson, Inc. dated April 30, 2015.